Exhibit 99.1

Q3 2004 Press Release

The Manitowoc Company Reports Solid Growth
in Third-Quarter Sales and Earnings

•      Third-quarter sales up 21 percent and net earnings up 77 percent.

•      Strong sales and earnings growth in the Crane segment, driven by international demand.

•      Continued growth in revenue and market share for the company’s ice machine business.

•      Solid growth in the Marine segment, and delivery of the first Staten Island Ferry.

•      Prepaid remaining portion of senior bank term debt.

•      Achieved $17 million of total net-debt reduction in the quarter.

•      61 percent net debt-to-capital ratio approaching near-term goal of 55 percent.

MANITOWOC, WI — October 27, 2004 — The Manitowoc Company (NYSE:MTW) today reported strong increases in sales and earnings for the quarter ended September 30, 2004.  Net sales increased 21 percent to $491 million, from $407 million during the same period last year.  Net earnings for the third quarter were $12.7 million, or $0.47 per diluted share, up 77 percent from earnings of $7.2 million, or $0.27 per diluted share in the third quarter of 2003.

Earnings from continuing operations in the third quarter increased 62 percent to $13.1 million, or $0.48 per diluted share, from $8.1 million, or $0.30 per diluted share, in the same period last year.  Excluding special items primarily related to early retirement of debt and restructuring and plant consolidations in the Crane segment from the third quarters of 2004 and 2003, earnings from continuing operations in the third quarter were $13.5 million, or $0.50 per diluted share, compared with $9.7 million, or $0.36 per diluted share, in the third quarter of last year.  A reconciliation of GAAP earnings from continuing operations to earnings from continuing operations excluding special items is included later in this release.

“This was a solid quarter, with good growth in revenues, earnings, and operating margin despite some ongoing issues, including continuing increases in raw material prices and productivity challenges resulting from inconsistent material availability,” said Terry D. Growcock, Manitowoc’s chairman and chief executive officer.  “In particular, our Crane and Marine segments continued to report substantial improvements in sales, operating income, and operating margin.

“Our ability to remain on track to achieve the financial objectives we set at the beginning of the year is a reflection of the benefits of our industry diversification and global footprint coupled with the ability of our management team to perform through difficult times,” Growcock said.  “Looking forward, we remain focused on executing our growth strategies in new-product development, global expansion, and strategic acquisitions.  We will also continue our emphasis on offsetting increases in raw material prices through a combination of product pricing, material substitutions, design changes, and sourcing initiatives.”

For the nine months ended September 30, 2004, net sales increased 21 percent to $1.4 billion, from $1.2 billion during the same period last year.  Net earnings were $33.7 million, or $1.24 per diluted share, up from earnings of $9.0 million, or $0.34 per diluted share for the first nine months of 2003.  Earnings from continuing operations more than doubled to $34.6 million, or $1.27 per diluted share for the first nine months of 2004 compared to $14.9 million, or $0.56 per diluted share for the same period in 2003.  Excluding special items, earnings from continuing operations were $34.8 million, or $1.28 per diluted share, compared with $20.4 million, or $0.76 per diluted share, in the nine months ending September 30, 2003.

Business Segment Results

Crane segment net sales increased 24 percent to $306 million for the quarter, from $248 million in the third quarter of 2003.  Operating earnings increased 34 percent to $13.5 million, from $10.1 million in the third quarter of last year, despite continued increases in steel and commodity prices which had a net negative impact on operating earnings of $1.0 million.  This strong earnings performance continued to reflect global penetration and strength in tower and mobile telescopic crane sales.  As of September 30, total crane backlog was $289 million, up from about $150 million a year ago.

“The performance of our Crane segment clearly demonstrates the benefits of global reach and penetration, as strong demand in international markets offset continuing weakness in the U.S. crawler crane market,” Growcock explained.  “While we felt the effects of higher material prices, the benefits of our restructuring and consolidation efforts, allowed us to achieve an increase in the segment’s operating margin.”

Foodservice net sales were flat at $123 million for the quarter, compared with the third quarter of last year.  Including a net $1.0 million earnings impact in the quarter from price increases for steel and other commodities, operating earnings were $20.3 million, which is equal to the prior year.

“The combination of sluggish demand, reflecting a cool summer, and rising material prices held Foodservice revenues and earnings virtually flat,” Growcock added.  “Bright spots included our ice machine business, which continued to grow more than twice as fast as the industry, continuing its gains in market share, and a favorable product and customer mix that benefited our beverage business despite softer overall demand.  We are very pleased with the market penetration we have seen in our new S-Series line of ice machines.

“Generally the market has accepted price actions to offset material cost increases, but contractual terms and long lead times on some of our refrigeration products dampened their impact.”

Net sales in the Marine segment increased 70 percent to $63 million for the quarter, from $37 million in the same period last year.  Operating earnings of $3.2 million were up more than fivefold from $0.5 million in the third quarter of last year; and operating margins increased to 5.0 percent, from 1.4 percent in the third quarter of 2003, despite a net negative earnings impact of $1.3 million from steel price increases.

“This was a solid quarter for our Marine segment on a year-over-year basis,” Growcock said.  “While the margin was not up to our historical standards, it reflects our evolving mix of business, which contains more commercial, single-unit contracts and fewer more-profitable multi-unit contracts.  Bidding activity remains high, and we continue to invest to take advantage of market opportunities in the government and commercial sectors.  In addition, our winter repair season is shaping up to be one of the best in recent years.”

Strategic Priorities

Manitowoc remains committed to its strategic priorities and has achieved additional progress against each:

•      Increase crane sales and market penetration globally.  As the result of our acquisition and restructuring initiatives, our Crane group is now positioned to offer a full line of products and services globally and to source these products in a strategically advantageous fashion, which improves the ability of this group to deliver improved earnings in a variety of economic environments.  The group remains on pace to successfully launch a record 16 new products by the end of the year.

•      Strengthen foodservice business and market share.  Customer and market acceptance of the new S-Series ice machine product line has resulted in our ice machine market share reaching a historic high.  Manitowoc remains on pace to introduce 50 new products in 2004, which will strengthen the company’s ability to continue to grow market share.

•      Leverage the strengths and capabilities of multiple shipyards to serve commercial and government customers.  Manitowoc Marine Group (MMG) has a more diverse mix of government contract work and commercial construction, enhanced by higher capacity utilization in all of the company’s yards.  Bidding activity remains brisk across all key markets.  During the quarter, MMG delivered the first Staten Island Ferry and launched an ocean-class tug for Penn Maritime.

•      Strengthen the company’s financial structure by focusing on cash flow and net-debt reduction.  Manitowoc achieved net-debt reduction of $17 million in the third quarter, enabling the company to retire the remaining portion of its senior bank term debt.  End-of-quarter net debt-to-capital ratio was 61 percent, down from 65 percent a year ago, moving closer to our near-term target of 55 percent.

Earnings Guidance

“We’re pleased with our ability to continue on track to achieve our financial objectives, including net-debt reduction of $60 million, despite the headwind of increased material prices,” said Growcock.  “Looking forward, we will continue to focus on executing pricing and sourcing strategies to moderate the impact of increasing raw material costs.  At the same time, continued strength in sales, together with our company-wide focus on profitability, should allow us to extend our pattern of significant year-over-year improvement in sales and earnings through the fourth quarter.  Consequently, we are revising our guidance for full-year earnings per share from $1.30 to $1.50 to a tightened range of $1.40 to $1.50.

In this release, the company refers to various non-GAAP measures.  The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. The company is also focusing on results from continuing operations due to its withdrawal from the aerial work platform business. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share from continuing operations before special items reconcile to earnings from continuing operations presented according to GAAP as follows (in thousands, except per share data):

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003

Earnings from continuing operations	$13,079	$8,075	$34,592	$14,875
Special items, net of tax (at statutory rate)
Restructuring and plant consolidation	114	873	634	4,373
Early extinguishment of debt	313	363	673	363
Sales and use tax settlement	—	—	359	—
Rationalization in the crane segment	—	—	—	386
Lawsuit settlement, net of costs	—	—	(1,463)	—
Other	—	370	—	370
Earnings from continuing operations before special items	$13,506	$9,681	$34,795	$20,367

Diluted earnings per share from continuing operations	$0.48	$0.30	$1.27	$0.56
Special items
Restructuring and plant consolidation	0.01	0.03	0.02	0.16
Early extinguishment of debt	0.01	0.01	0.02	0.01
Sales and use tax settlement	—	—	0.01	—
Rationalization in the crane segment	—	0.01	—	0.01
Lawsuit settlement, net of costs	—	—	(0.05)	—
Other	—	—	—	0.01
Diluted earnings per share from continuing operations before special items	$0.50	$0.36	$1.28	$0.76

Conference Call

The Manitowoc Company will host a conference call tomorrow, October 28, at 10:00 a.m. Eastern Time. The call will also be broadcast live via the Internet at Manitowoc’s Web site: www.manitowoc.com.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

 - anticipated changes in revenue, margins, and costs,

 - new crane and foodservice product introductions,

 - successful and timely completion of facility expansions,

 - foreign currency fluctuations,

 - increased raw material prices, including steel prices,

 - steel industry conditions,

 - the risks associated with growth,

 - geographic factors and political and economic risks,

 - added financial leverage resulting from acquisitions,

 - actions of company competitors,

 - changes in economic or industry conditions generally or in the markets served by our companies,

 - Great Lakes water levels,

 - work stoppages and labor negotiations,

 - government approval and funding of projects,

 - the ability of our customers to receive financing, and

 - the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Company contact:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2004 and 2003

(In thousands, except per-share data)

INCOME STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales	$491,149	$407,156	$1,429,187	$1,181,890
Cost of sales	395,386	321,746	1,137,033	925,401
Gross profit	95,763	85,410	292,154	256,489
Engineering, selling & administrative	63,483	58,756	200,619	184,337
Amortization	777	726	2,333	2,153
Plant consolidation and restructuring costs	175	1,180	975	5,910
Operating earnings	31,328	24,748	88,227	64,089
Interest expense	(14,283)	(13,663)	(41,748)	(43,680)
Other income (expense) - net	28	(338)	266	(306)
Earnings from continuing operations before taxes on income	17,073	10,747	46,745	20,103
Provision for taxes on income	3,994	2,672	12,153	5,228
Earnings from continuing operations	13,079	8,075	34,592	14,875
Discontinued operations:
Loss from discontinued operations, net of income taxes	(375)	(877)	(1,575)	(2,088)
Gain (loss) on sale or closure of discontinued operations, net of income taxes	-	-	709	(3,741)
NET EARNINGS	$12,704	$7,198	$33,726	$9,046
BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$0.49	$0.30	$1.29	$0.56
Loss from discontinued operations, net of income taxes	(0.01)	(0.03)	(0.06)	(0.08)
Gain (loss) on sale or closure of discontinued operations, net of income taxes	-	-	0.03	(0.14)
BASIC EARNINGS PER SHARE	$0.47	$0.27	$1.26	$0.34

DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$0.48	$0.30	$1.27	$0.56
Loss from discontinued operations, net of income taxes	(0.01)	(0.03)	(0.06)	(0.08)
Gain (loss) on sale or closure of discontinued operations, net of income taxes	-	-	0.03	(0.14)
DILUTED EARNINGS PER SHARE	$0.47	$0.27	$1.24	$0.34
AVERAGE SHARES OUTSTANDING:
Average shares outstanding - basic	26,775	26,549	26,719	26,544
Average shares outstanding - diluted	27,283	26,719	27,161	26,643

SEGMENT SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales from continuing operations:
Cranes and related products	$305,716	$247,572	$890,108	$715,071
Foodservice products	122,592	122,700	361,563	354,704
Marine	62,841	36,884	177,516	112,115
Total	$491,149	$407,156	$1,429,187	$1,181,890
Operating earnings (loss) from continuing operations:
Cranes and related products	$13,512	$10,107	$41,919	$28,076
Foodservice products	20,278	20,318	55,132	53,770
Marine	3,163	526	9,998	4,052
General corporate expense	(4,673)	(4,297)	(15,514)	(13,746)
Amortization	(777)	(726)	(2,333)	(2,153)
Plant consolidation and restructuring costs	(175)	(1,180)	(975)	(5,910)
Total	$31,328	$24,748	$88,227	$64,089

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2004 and 2003

(In thousands)

BALANCE SHEET

	September 30,	December 31
	2004	2003
ASSETS
Current assets:
Cash & temporary investments	$54,879	$47,188
Accounts receivable	220,017	245,010
Inventories	330,214	232,877
Other current assets	121,386	121,014
Total current assets	726,496	646,089

Intangible assets	528,633	530,613
Other assets	121,561	91,261
Property, plant & equipment - net	331,608	334,618
TOTAL ASSETS	$1,708,298	$1,602,581

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable & accrued expenses	$503,148	$454,394
Current portion of long-term debt	3,229	3,205
Short-term borrowings	17,859	22,011
Product warranties	32,721	33,823
Product liabilities	29,039	31,791
Total current liabilities	585,996	545,224

Long-term debt	562,820	567,084
Other non-current liabilities	223,560	191,849
Stockholders’ equity	335,922	298,424
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,708,298	$1,602,581

CASH FLOW SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net earnings	$12,704	$7,198	$33,726	$9,046
Non-cash adjustments	12,833	16,990	39,030	49,372
Changes in operating assets and liabilities	(17,578)	46,602	(71,094)	35,621
Net cash provided by operating activities of continuing operations	7,959	70,790	1,662	94,039
Net cash used for operating activities of discontinued operations	(550)	(1,099)	(2,574)	(312)
Net cash provided by (used for) operating activities	7,409	69,691	(912)	93,727
Capital expenditures	(8,953)	(11,104)	(27,446)	(22,249)
Proceeds from sale of fixed assets	2,914	5,735	6,502	10,709
Net cash provided by (used for) investing activities of discontinued operations	—	(4,700)	9,000	2,289
Payments on long-term borrowings - net	(11,490)	(28,920)	(9,593)	(57,194)
Proceeds from notes financing	15,840	—	27,116	—
Debt issuance costs	—	(1,235)	—	(1,977)
Stock options exercised	2,288	17	5,656	95
Effect of exchange rate changes on cash	(2,306)	1,673	(2,632)	1,925
Net increase in cash & temporary investments	$5,702	$31,157	$7,691	$27,325